State of Maryland
Department of Assessments and Taxation

Charter Division

Martin O'Malley
Governor

C. John Sullivan, Jr.
Director

Paul B. Anderson
Administrator

Date: 12/03/2008

CSC-LAWYERS INCORPORATING SERVICE
COMPANY
7 SAINT PAUL ST
BALTIMORE MD 21202-1407

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	: DREYFUS PREMIER EQUITY FUNDS, INC.
DEPARTMENT ID	: D00490052
TYPE OF REQUEST	: ARTICLES OF AMENDMENT
DATE FILED	: 12-02-2008
TIME FILED	: 03:23 PM
RECORDING FEE	: $100.00
EXPEDITED FEE	: $70.00
COPY FEE	: $22.00
FILING NUMBER	: 1000361997303056
CUSTOMER ID	: 0002212766
WORK ORDER NUMBER	: 0001655804

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division
Baltimore Metro Area (410) 767-1350
Outside Metro Area (888) 246-5941

ARTICLES OF AMENDMENT

DREYFUS PREMIER EQUITY FUNDS, INC., a Maryland corporation having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation is hereby amended by redesignating Dreyfus Premier Growth and Income Fund as Dreyfus Capital Growth and Income Fund and the issued and unissued shares of Dreyfus Premier Growth and Income Fund as Dreyfus Capital Growth and Income Fund shares of the relevant class.

SECOND: The foregoing amendment to the charter of the Corporation was approved by a majority of the entire Board of Directors; the foregoing amendment is limited to changes expressly permitted by Section 2-605 of Subtitle 6 of Title II of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

IN WITNESS WHEREOF, Dreyfus Premier Equity Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President who acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

DREYFUS PREMIER EQUITY FUNDS, INC.

By: ______________________
Jeff Prusnofsky
Vice President

WITNESS:

____
John B. Hammalian
Assistant Secretary

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 2 page document on file in this office. DATED: 12/3/08

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION

BY: ______________________, Custodian

This stamp replaces our previous certification system. Effective: 6/95

CORPORATE CHARTER APPROVAL SHEET

EXPEDITED SERVICE ** KEEP WITH DOCUMENT **

DOCUMENT CODE 09 BUSINESS CODE ______

D00490052

Close ______ Stock ______ Nonstock ______

P.A. ______ Religious ______

Merging (Transferor) ____________________

Surviving (Transferee) ____________________

Affix Barcode Label Here

Affix Barcode Label Here

New Name ____________________

FEES REMITTED

	Base Fee:	100
	Org. & Cap. Fee:	
	Expedite Fee:	70
	Penalty:	
	State Recordation Tax:	
	State Transfer Tax:	
1	Certified Copies	
	Copy Fee:	3p 22
	Certificates	
	Certificate of Status Fee:	
	Personal Property Filings:	
	Mail Processing Fee:	
	Other:	
	TOTAL FEES:	192

Credit Card ______ Check ✓ Cash ______

1 Documents on 1 Checks

Approved By: 10

Keyed By: ______

COMMENT(S):

______ Change of Name
______ Change of Principal Office
______ Change of Resident Agent
______ Change of Resident Agent Address
______ Resignation of Resident Agent
______ Designation of Resident Agent and Resident Agent's Address
______ Change of Business Code

______ Adoption of Assumed Name

✓ Other Change(s) Reclassifys a certain fund of shares

Code 871

Attention: ______

Mail: Name and Address

CUST ID:0002212766
WORK ORDER:0001655804
DATE:12-03-2008 09:45 AM
AMT. PAID:$1,538.00